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                                                                    Exhibit 10.3

                        PHARMACEUTICAL RESOURCES, INC.
                              One Ram Ridge Road
                            Spring Valley, New York
                                   USA 10977

                             AMENDED AND RESTATED

January 21, 1999.


Genpharm Inc.,
85 Advance Road,
Etobicoke, Ontario,
M8Z 2S9.

Attention:     Ian Jacobson
               Executive Vice-President

Dear Sirs:

Re: Development, Supply and Marketing Agreement made as of the 30th day of December, 1998 between Mylan Pharmaceuticals, Inc. and Genpharm Inc. relating to the development, supply and marketing of the products described in Schedule "A" annexed hereto (the "Fifteen Product Agreement")

--------------------------------------------------------------------------------

We acknowledge that you have entered into the Fifteen Product Agreement with Mylan Pharmaceuticals, Inc. ("Mylan"), the terms of which are confidential as between yourselves and Mylan and that, accordingly, you are unable to deliver a copy of the Fifteen Product Agreement to us or to disclose to us the terms thereof without Mylan's consent (which, as of the date hereof, has not been received). We further acknowledge and agree that the Fifteen Product Agreement includes and applies to pharmaceutical products other than the Products (as that term is defined below) and that our rights and participation herein contemplated are confined to the Products only and do not extend to or include any other products which are now or which may hereafter be included in the Fifteen Product Agreement.

Finally, we also acknowledge and agree that nothing herein contained (i) creates or is intended to create any contractual relationship between Pharmaceutical Resources, Inc. and Mylan or (ii) assigns or attempts to assign to Pharmaceutical Resources, Inc. any of Genpharm's rights under the Fifteen Product Agreement or any interest of Genpharm in such agreement.
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For purposes of this letter agreement the terms "Affiliates" (in relation to
Genpharm or Mylan in connection with the Fifteen Product Agreement), "ANDA", "Development Costs", "Deductible Listing Fees", "Gross Margin", "Legal Expenses", "Manufacturing Cost", "Net Sales", "Normal Course Legal Expenses", "Royalty Amounts", "Territory" and "Transfer Price" shall have the meaning attributed thereto in Schedule "B" annexed hereto. In addition, words parenthetically defined elsewhere in this agreement shall, throughout this agreement, have the meaning therein provided. Defined terms shall be used in the singular or the plural, as sense shall require.

In consideration of the rights herein granted Pharmaceutical Resources, Inc. ("PRI") hereby agrees to pay to Genpharm Inc. ("Genpharm"), upon execution and return of a duplicate copy of this letter agreement (or such later date as Genpharm may agree upon), a non-refundable fee of US$2,500,000.00, which fee shall be deemed to have been fully earned by Genpharm by execution of this letter agreement and shall not be refundable notwithstanding that any of the products contemplated on Exhibit "A" hereto (such products or any products for which they are substituted under the Fifteen Product Agreement being hereinafter referred to as a "Product" and collectively the "Products") have not been successfully developed and are registered by Genpharm or its Affiliates or that the Fifteen Product Agreement has been terminated by mutual consent of Genpharm and Mylan or otherwise in respect of any of the Products whether prior to or subsequent to obtaining an FDA approval for such Product.

Subject to the provisions of the following paragraphs, Genpharm shall pay to PRI, within 5 business days of the receipt of payment of same from Mylan under the Fifteen Product Agreement, an amount equal to [****] of the amount on account of Gross Margin paid by Mylan to Genpharm with respect to each Product pursuant to the Fifteen Product Agreement. For greater certainty it is understood and agreed that PRI shall not have the right to receive or participate in any payments made by Mylan to Genpharm under the Fifteen Product Agreement with respect to a Product on account of Transfer Price, Development Costs, Legal Expenses (including Normal Course Legal Expenses) and/or Royalty Amounts or to compensate Genpharm or its Affiliates for any recall expenses which they incur or for any amounts payable to Genpharm pursuant to the indemnification provisions contained in the Fifteen Product Agreement (except to the extent only that such latter payment is to compensate Genpharm for loss of Gross Margin as a result of any wilful material breach by Mylan of its obligations with respect to a Product under the Fifteen Product Agreement).

Where Genpharm is required to make any payment to Mylan in relation to a Product pursuant to the Fifteen Product Agreement or to any Third Party with respect to recall expenses or otherwise (other
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than on account of Legal Expenses or pursuant to the indemnification provisions contained in the Fifteen Product Agreement as a result of a wilful material breach by Genpharm of its obligations under the Fifteen Product Agreement in relation to a Product), PRI shall bear [****] of such amount, PRI's share thereof to be deducted out of the amount to be paid to it by Genpharm pursuant hereto (whether on account of the Product in question or in respect of any other Product).

It is further understood and agreed that PRI shall have no obligation to contribute to past or future Development Costs or any Legal Expenses incurred by Genpharm or its Affiliates in connection with the performance of its obligations under the Fifteen Product Agreement with respect to the Products.

In the event that, during the term of the Fifteen Product Agreement applicable to a Product, Genpharm or its Affiliates enters into any lawful agreement with a third party or third parties (the "Third Party Agreement") which affects the marketing of any of the Products in the Territory by Mylan or Genpharm's ability to supply Mylan with Products under the Fifteen Product Agreement without breaching (or causing its Affiliates to breach) such Third Party Agreement, PRI shall be entitled to receive [****] of any funds received by Genpharm as well as [****] of the benefit received by Genpharm of any right or other property (other than funds) received by Genpharm under such Third Party Agreement (after deducting amounts to be paid or other rights or property to be transferred to Mylan pursuant to the Fifteen Product Agreement in relation to the Third Party Agreement).

PRI covenants and agrees that it will not (and will not authorize or permit any of its affiliates [as that term is defined in the Genpharm PRI Distribution Agreement referred to below] to) file an ANDA or otherwise seek or obtain an approval from the FDA to sell or market any generic pharmaceutical product in the same dosage form and which has the same active ingredient, the same strength and is for the same indication as a Product (a "competing product") in the Territory so long as Genpharm is developing or has obligations to develop the Product under the Fifteen Product Agreement and will not market or distribute or permit or suffer any of its affiliates to market or distribute a competing product in the Territory during the term of the Fifteen Product Agreement applicable to such Product.

Genpharm shall enforce the provisions of the Fifteen Product Agreement to receive the Gross Margin payable to it by Mylan thereunder in relation to the Products. Notwithstanding the foregoing Genpharm may, in its discretion, waive any of its rights under the Fifteen Product Agreement in relation to the Products notwithstanding that such waiver may adversely affect the Gross Margin
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which would otherwise be payable to it in respect of a Product or Products;
provided however, that as between Genpharm and PRI, the amount on account of Gross Margin to be paid by Genpharm to PRI hereunder shall be calculated as if Genpharm had not waived (but had enforced) such right (unless PRI similarly consents to waive such right).

In the event that the Fifteen Product Agreement is terminated by Genpharm or otherwise with respect to a Product and Genpharm desires to continue to distribute such Product in the Territory, Genpharm shall, prior to or within 15 days of the effective termination of the Fifteen Product Agreement to such Product offer to PRI in writing the opportunity to distribute such product (from the date that the Fifteen Product Agreement terminates with respect to such Product or the timely acceptance by PRI of the opportunity herein contemplated, which ever is later) under and in accordance with the provision of the Distribution Agreement made as of the 25th day of March, 1998 between PRI and Genpharm. PRI shall have a period of 15 days from receipt of such notice from Genpharm to advise Genpharm in writing that it wishes to add such Product to such Distribution Agreement (and failing receipt of such notice of acceptance by Genpharm within such 15 day period PRI shall be conclusively deemed to have declined such opportunity and Genpharm shall be free to distribute such Product or to licence any third party to distribute such product in the Territory without any right of PRI to participate in any amounts earned by Genpharm in connection with the distribution of such Product in the Territory).

Genpharm acknowledges and agrees that PRI shall have the exclusive right to distribute the Products in Israel and to receive [****] of the Gross Margin earned by PRI in connection with the distribution of such Products in Israel (as well as such marketing fee, if any as Genpharm and PRI may hereafter mutually agree upon in respect of all or any of the Products), it being understood and agreed that PRI shall be responsible for the payment of all development and registration costs to permit such Products to be distributed in Israel and all legal fees incurred in connection with the registration or distribution of the Products (including without limitation, any legal fees or expenses incurred in connection with patent infringement opinions and/or litigation), subject to the right of PRI to recover all out-of-pocket expenses on account of such development, registration or legal actions as a priority distribution of Gross Margin. Genpharm and PRI shall, within 120 days of the execution and return of this side letter agreement negotiate, execute, and exchange a distribution agreement for Israel relating to the Products based upon the foregoing and containing such terms and conditions are as mutually satisfactory to PRI and Genpharm (which agreement, when executed and exchanged shall supersede and replace the rights and obligations of the parties contained herein with respect to the distribution of such products in Israel).
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For the same consideration Genpharm hereby agrees that PRI shall be entitled to receive [****] of the Gross Margin earned and received by Genpharm in connection with the distribution of products XY (as that product is defined and identified in a separate writing exchanged between the parties and referencing this letter agreement) in the Territory.

If, for any reason whatsoever, any term, covenant or provision of this agreement or the application thereof to any party or circumstance or in any jurisdiction is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition (a) is deemed to be independent of the remainder of this agreement and to be severable and divisible therefrom and its validity, unenforceability or illegality shall not affect, impair or invalidate the remaining provisions hereof; and (b) continue to be applicable and enforceable to the fullest extent permitted by law in every other jurisdiction and against any party and circumstances other than those as to which or in respect of which it has been held or rendered unenforceable or illegal. To the extent permitted by applicable law, Genpharm and PRI hereby waive any provision of law which renders any provision of this agreement prohibited or unenforceable in any respect. Should any provision of this agreement be so held to be unenforceable, such provision, if permitted by law, shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provision held to be unenforceable.

It is understood and agreed that this letter agreement shall be governed by and interpreted in accordance with the laws in the Province of Ontario.

This letter agreement amends and restates the letter agreement made and accepted on the 31st day of December, 1998 between Genpharm and PRI with respect to the Fifteen Product Agreement.
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Kindly confirm your agreement to the foregoing by signing and returning the enclosed duplicate copy of this letter agreement. Notwithstanding that this agreement shall be effective as of and from December 31, 1998 either party may terminate its rights and obligations hereunder on or before January 30, 1999 if the execution and exchange of this letter agreement is not ratified and confirmed by appropriate action of the directors and/or shareholders of such party.

                         PHARMACEUTICAL RESOURCES, INC.


                         Per: /s/ Kenneth Sawyer
                              -----------------------------------
                              Kenneth Sawyer


Acknowledged and agreed.


                         GENPHARM INC.


                         Per: /s/ Ian Jacobson
                              -----------------------------------
                              Ian Jacobson
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                                 SCHEDULE "A"

                             EXHIBIT "A" PRODUCTS

           Product               Dosage Form     Strength(s) (mg)

                                    [****]
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                                 SCHEDULE "B"


Affiliate" means any company, 50% or more of whose voting stock is owned or controlled, directly or indirectly by Genpharm or Mylan, any company which owns or controls, directly or indirectly, 50% or more of the voting stock of Genpharm or Mylan and any majority-owned subsidiary of such company; provided, however, that Somerset Pharmaceuticals, Inc. shall not be treated as an Affiliate of Mylan;

"ANDA(s)" means, in respect of any Product, the new drug application or abbreviated new drug application, as the case may be, filed with the FDA by Genpharm or its Affiliate with respect to such Product;

"Development Costs" means, in relation to a Product, the costs incurred by Genpharm and/or its Affiliates to conduct the bioavailability studies/clinical trials conducted by or on behalf of Genpharm or its Affiliates in connection with the ANDA filed or to be filed by Genpharm or its Affiliate with respect to such Product, whether such bioavailability study/clinical trial is conducted prior to or subsequent to the date of this agreement, and the costs incurred by Genpharm and/or its Affiliates to acquire the raw materials used to produce the Product batches used in such bioavailability studies/clinical trials for the Territory.

"Deductible Listing Fees" means, in respect of any Product, listing fees and other similar up-front payments paid by Mylan to third party customers in consideration for such customer agreeing to buy such Product for a specified period of time to the exclusion of other generic pharmaceutical products in the same dosage form which have the same active ingredient, are for the same indication and have the same strength as such Product, provided that where such fee or other payment to a customer exceeds US$500,000.00 the payment of same shall have been previously agreed upon by Mylan and Genpharm.

"Gross Margin" means, for a Product in respect of any period, Mylan's Net Sales of such Product in such period less the aggregate of the following:

(a) the Transfer Price to Mylan of such Product sold by Mylan and its Affiliate to third party customers in such period (determined in accordance with U.S. generally accepted accounting principals, consistently applied), sales taxes, customs duties and other like governmental charges imposed upon Mylan on the purchase or importation of such Product so sold (to the extent not included in the Transfer Price, and net of any rebate, credit or other recovery of same) and freight and insurance paid by Mylan to transport such Product so sold from Genpharm's or the Manufacturer's manufacturing facility to Mylan's designated warehouse destination in the Territory;

(b) the marketing fee applicable to such Product to be retained by Mylan under the Fifteen Product Agreement, or balance thereof not previously deducted by Mylan in calculating Gross Margin for any prior period;

(c) the Development Costs applicable to such Product which are payable to Genpharm, or the balance thereof not previously deducted by Mylan in calculating Gross Margin for any prior period;

(d)  the Royalty Amount payable to Genpharm in respect of such period;

(e) the Normal Course Legal Expenses applicable to such Product which are payable to Genpharm, or the balance thereof not previously deducted by Mylan in calculating Gross Margin for any prior period.

For greater certainty, where Product sold by Mylan or its Affiliates to a third party customer has been returned by such customer to Mylan or such Affiliate and the costs and expenses contemplated in (a) above with respect to such Product has been deducted by Mylan in calculating Gross Margin in that period or a prior period, such costs and expenses shall not be deducted a second time when the returned Product is resold by Mylan or its Affiliates to a third party customer.

"Legal Expenses" shall include, in relation to a Product, all out-of-pocket legal fees and expenses (including, without limitation, reasonable costs of the initial patent opinion regarding the enforcement, validity and non-infringement of such Product) incurred Genpharm or its Affiliates in connection with the patent certifications made by or to be made by Genpharm or its Affiliates in the ANDA submitted or to be submitted for such Product or to defend any claim or action made upon or instituted against Genpharm or its Affiliates based upon an allegation such Product as developed by Genpharm or its Affiliates infringes or potentially infringes any patent enforceable in the Territory (or to institute any action challenging the validity of any patent applicable to the Product and allegedly enforceable in the Territory or to protect or defend Genpharm's or its Affiliate's proprietary rights with respect to such Product) or to appeal any decision relating to such claim or action and any out-of-pocket legal fees and expenses incurred to initiate or intervene in any citizen petition filed with the FDA by Genpharm or its Affiliates or by a Third Party seeking a period of market exclusivity for Genpharm or its Affiliates or such Third Party and to participate in any appeal of any such decision by the FDA or any court order related thereto.

"Manufacturing Cost" shall mean, in respect of a Product, the cost to Genpharm or its Affiliate in whose name the ANDA is registered (the "Manufacturer") to manufacture (including quality control and testing) and package such Product including, without limitation, the landed cost of raw materials and packaging materials (including, without limitation, the cost to manufacture the active ingredient used in the manufacture such Product, determined in accordance with the costing methods currently employed by Genpharm or such Manufacturer in the manufacture of all products produced in the facility or facilities in which active ingredient is so manufactured), component costs, energy, labor (salary and benefits) and reasonable overhead charges relating to the manufacture of a specified quantity of such Product, and other direct and allocable indirect costs to manufacture such Product including, but not limited, to manufacturing charges for material adjustments, for off grade or defective material, handling losses, physical adjustments, salvage and start-up costs, consistently applied in accordance with the costing methods currently employed by such manufacturer in the manufacture of all products produced in the facility or facilities in which such Product is manufactured. If all or any portion of the manufacturing or packaging of such Product is subcontracted by Genpharm or the Manufacturer to any person the Manufacturing Costs shall include the amount paid to such person. The Manufacturing Cost of the Product shall be established on the date that the ANDA for such Product is acquired by Genpharm or the Manufacturer and on the first day of each calendar quarter thereafter, which amount shall be used to determine the Transfer Price of such Product manufactured by Genpharm or the Manufacturer for Mylan during the period until the next Manufacturing Cost determination date. Provided that where, during a period between Manufacturing Cost determination dates, the variable costs incurred by Genpharm or the Manufacturer to manufacture such Product (and which are included in the Manufacturing Cost) have, in the aggregate, increased or decreased by more than 5 %, a pro rata adjustment will be made to the Manufacturing Cost of such Product manufactured during such period as agreed upon by Genpharm and Mylan or, failing agreement, as determined by arbitration between Mylan and Genpharm (and/or the Manufacturer) pursuant to the Fifteen Product Agreement. In determining changes in Manufacturing Cost due to changesin the variable costs incurred by Genpharm or the Manufacturer for raw materials and components including active ingredient, such materials shall be used and costed on a first in, first out basis in accordance with Canadian (in the case of Genpharm) or other applicable (in the case of a Manufacturer) generally accepted accounting principles, consistently applied, and no adjustment herein contemplated will prejudice Genpharm or the Manufacturer in respect of active ingredient or work in progress manufactured or in the process of being manufactured by Genpharm or the anufacturer.

"Net Sales" means, in respect of a Product for a period, the gross amount invoiced by Mylan and its Affiliates in such period to third party customers on account of the sale of such Product (excluding amounts for freight, postage, insurance, sales tax and other governmental charges imposed upon such sale which are included in the gross amount invoiced and shown separately on such invoice) plus any other form of revenue or expense reimbursement or recovery recognized by Mylan or its Affiliates in such period in accordance with generally accepted accounting principles as a result of commercial arrangements relating to such Product less, without duplication:

        (i)            credits issued or payments made by Mylan and its
                    Affiliates to third party customers for or on account of, without duplication, bona fide rebates granted and customary trade discounts actually allowed by Mylan or its Affiliates to such customers in the ordinary course of business (except rebates or discounts granted wholly or partially in consideration of such customer's agreement to purchase any service or any product other than the Product unless such rebates or discounts are across-the-board rebates or discounts applied uniformly to the Product and other products or services as part of an overall program of rebates or discounts established by Mylan covering substantially all of its products);

        (ii) out-of-pocket costs for freight, postage and insurance incurred by Mylan or its Affiliates in the period to deliver the Product to third party customers to the extent that such amount is not charged to such customer;

        (iii) payments made by Mylan and its Affiliates for administrative fees, reimbursements or similar payments to or for Medicaid or any other government programs, hospitals, health maintenance organizations, insurance carriers, or other similar arm's length entity or entities in connection with the purchase or utilization of the Product;

        (iv) Deductible Listing Fees paid by Mylan or its Affiliates in such period;

        (v) credits, rebates and/or adjustments allowed or given to third party customers by reason of rejections or permitted returns (subject to the limitations contemplated below), or retroactive price reductions or programs with wholesalers or other distributors or resellers according to which they are entitled to charge back rebates, credits (credits for returns to be subject to the limitations contemplated below) or adjustments;

        (vi) bad debts actually incurred in that period by Mylan relating to outstanding accounts receivable arising out of Net Sales of the Product;

It is understood and agreed that:

(a) except as specifically contemplated above, in calculating Net Sales no other deductions from the gross amount invoiced or other revenue recognized shall be made or taken for any amount which is a selling, promotion, marketing or general or administrative expense.

(b) deductions under (i), (ii), (iii), (iv) and (v) shall be limited to actual credits issued or payments made by Mylan and its Affiliates in such period (in excess of the amount previously accrued in respect thereof in any prior period and net of recoveries of prior excess accruals) and reasonable accruals for known or reasonably anticipated deductions as aforesaid taken in accordance with generally accepted accounting principals consistently applied and in accordance with the practice of Mylan (and its Affiliates) as regards the customer in question in relation to other products manufactured and sold by Mylan or its Affiliates to such customer.

(c) the deduction under (i) and (v) above shall not include any recall expenses credited or paid to such customer or any amount paid or credited to the customer on returned or rejected Product to the extent of the Transfer Price of the Product returned or rejected (which amounts shall be dealt with in accordance with the provisions of the Fifteen Product Agreement);

(d) credit returns actually granted in any year for returns of outdated and unsaleable Product shall not exceed 2% (or such greater percentage as is mutually agreed upon by Mylan and Genpharm) of Gross Sales of that Product in that year;

(e) no credit or payment to a third party customer shall be deducted under (i) from the gross amount invoiced or other revenue recognized where such credit or payment is an attempt to directly or indirectly circumvent the restrictions or limitations contained herein as to the nature or quantum of the items which may be deducted hereunder in calculating Net Sales nor shall Mylan or its Affiliates reduce the selling price at which the Product is sold to a third party customer with a view to circumventing such restrictions or limitations; and

(f) in respect of transfers of Product by Mylan to its Affiliates (or between Affiliates) for resale, the price at which such Product is resold by such Affiliate to third parties (other than other Affiliates) shall be included in Net Sales and the transfer price between Mylan and its Affiliates or between such Affiliates will be disregarded.

"Normal Course Legal Expenses" means, in relation to a Product, Legal Expenses incurred by Genpharm or its Affiliates to obtain patent opinions regarding the enforcement, validity and non-infringement of such Product to be used in connection with the patent certifications made and to be made by Genpharm or its Affiliates in the ANDA submitted or to be submitted for such Product or incurred to initiate or intervene in any citizen petition filed with the FDA by Genpharm or its Affiliates or by a third party seeking a period of market exclusivity for Genpharm or its Affiliates or such third party and to participate in any appeal of any such decision by the FDA or any court order related thereto.

"Royalty Amount" means, in respect of a Product, the aggregate of:

        (i)             the royalty or other compensation (including, without
                    limitation, share of profits or sales) paid or payable by Genpharm or its Affiliates for its or their right to use a third party's product information in connection with the development of a Product or for the right to market or distribute such Product; and

        (ii)            any other fee, profit participation or other amount
                    payable by Genpharm or its Affiliates to any third party (other than PRI pursuant hereto) in connection with the Product;

     arising out of the sale of such Product to Mylan, calculated in accordance with the agreement between such third party and Genpharm or its Affiliates relating thereto;

"Territory" shall mean the United States of America and its territories and possessions, including Puerto Rico.

"Transfer Price" means the Manufacturing Cost of the Product supplied by or on behalf of Genpharm to Mylan pursuant to the Fifteen Product Agreement.
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                                ACKNOWLEDGEMENT

RE: Letter Agreement dated December 31, 1998 between Genpharm Inc. and Pharmaceutical Resources, Inc. relating to a Development, Supply and Marketing Agreement made as of the 30th day of December, 1998 between Mylan Pharmaceuticals, Inc. and Genpharm Inc. relating to the development, supply and marketing of the products described in Schedule "A" to such letter agreement (the "Letter Agreement")

The undersigned acknowledge and agree that the products XY referred to in the Letter Agreement are [****]

DATED this 31st day of December, 1998.

GENPHARM INC.                       PHARMACEUTICAL RESOURCES, INC.


Per: /s/ Ian Jacobson                         Per:/s/ Kenneth Sawyer
     ---------------------------                  ---------------------------
         Ian Jacobson                                  Kenneth Sawyer